                                COASTCAST CORPORATION
                          COMPUTATION OF PER SHARE EARNINGS
                                     (UNAUDITED)


                                                                 THREE MONTHS                     NINE MONTHS
                                                               ENDED SEPTEMBER 30,             ENDED SEPTEMBER 30,
                                                           --------------------------     -------------------------
                                                                1997           1996           1997           1996
                                                           -----------     ----------     ----------     ----------

Common stock outstanding at beginning of period             8,794,334      8,788,499      8,777,890      8,734,694
    Repurchase of common stock                                      -        (13,100)             -        (13,800)
    Exercise of options                                             -          2,491         16,444         56,996
                                                          -----------    -----------    -----------    -----------
Common stock outstanding at end of period                   8,794,334      8,777,890      8,794,334      8,777,890
                                                          -----------    -----------    -----------    -----------
                                                          -----------    -----------    -----------    -----------



Weighted average shares outstanding                         8,794,334      8,788,476      8,790,987      8,771,111

Dilutive effect of stock options after application of
    treasury stock method                                     109,450        298,858        121,494        292,965
                                                          -----------    -----------    -----------    -----------
       Total                                                8,903,784      9,087,334      8,912,481      9,064,076
                                                          -----------    -----------    -----------    -----------
                                                          -----------    -----------    -----------    -----------



Net income                                                  3,740,000      4,867,000      7,754,000     13,389,000
                                                          -----------    -----------    -----------    -----------
                                                          -----------    -----------    -----------    -----------


Net income per share and common
    equivalent per share                                       $  .42         $  .54         $  .87         $ 1.48
                                                          -----------    -----------    -----------    -----------
                                                          -----------    -----------    -----------    -----------


                                                        Exhibit 11.1